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                           CONTRACT FOR SALE OF EQUIPMENT


     This Contract for Sale of Equipment (the "Contract") is made and entered into by and between Boston Financial & Equity Corporation ("Seller") and Tanisys Operations, LP ("Purchaser") as of December 9, 1999 (the "Effective Date").

     WHEREAS, Seller entered into a certain Master Equipment Lease with Tanisys Technology, Inc. ("TTI"). Pursuant to said Master Equipment Lease Seller entered into Schedule 1 which was dated on March 25, 1999, and Schedule 2 dated August 12, 1999, which schedules described the equipment covered by the Master Equipment Lease (the equipment as described on the two Schedules is hereinafter referred to as the "Equipment" and the Master Equipment Lease and the two schedules are collectively referred to as the "Lease"); and

     WHEREAS, TTI subsequently defaulted under the terms of the Lease and simultaneously herewith is entering into a Settlement Agreement with Seller and, as part of the Settlement Agreement, TTI has requested that Seller sell the Equipment to Purchaser pursuant to the terms of this Contract; and

     WHEREAS, Purchaser wishes to purchase the Equipment from Seller subject to the terms, conditions, and agreements hereinafter set forth.

     NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

     1. Seller hereby agrees to sell, assign, transfer and convey to Purchaser all of Seller's rights in the Equipment and Purchaser agrees to acquire and purchase from Seller all of Seller's rights in the Equipment, subject to the terms and conditions of this Contract.

     2. The purchase price for Seller's rights in the Equipment shall be $975,000.00 to be paid by Purchaser to Seller by wire transfer per wiring instructions as follows:

                         Bank Boston
                         Account No. 561-27775
                         ABA No. 011000390.

     3. Upon receipt of the purchase price by Seller, Seller will fax an executed Bill of Sale to Purchaser in the form attached hereto as EXHIBIT A and incorporated herein and will Federal Express the original of the Bill of Sale for next day delivery to Purchaser.

     4. Purchaser understands and agrees that the Equipment was leased to TTI and has been in TTI's possession and under its control.

     5. Purchaser has conducted whatever inspections or investigations that it deems necessary or appropriate with respect to the condition and location of the Equipment and agrees that it shall acquire all of Seller's rights and interest in the Equipment, in its current existing condition and its


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current location and that Seller is not making any warranties or representations with respect to the Equipment, either expressed or implied, and Purchaser hereby waives any representations or warranties with respect to the Equipment, whether expressed or implied, including, without limiting the generality of the foregoing, any implied warranty of merchantability or fitness or adequacy for a particular purpose or use or of quality, quantity, productiveness, or capacity.

     6. Purchaser understands that it shall be responsible for obtaining possession of the Equipment from TTI or whatever party has physical possession of the Equipment and that Seller has no responsibility with respect thereto other than to confirm to whoever has possession of any or all of the Equipment that Seller has conveyed all of its rights and interests thereto to Purchaser.

     7. In connection with the conveyance of its rights and interest in the Equipment, Seller hereby agrees to release Purchaser of and from any claims, causes of action or liability arising under or related to the Lease or any claims, causes of action or liability which Seller has asserted or may assert against TTI in connection with the Lease or the Equipment.

     8. This Contract is being executed in conjunction with a Settlement Agreement being entered into by and between Seller and TTI and Seller's obligations to convey the Equipment are contingent upon the execution by TTI of the Settlement Agreement, the execution of the Note called for thereunder, and payment of the $24,000.00 in cash called for thereunder.

     9. The parties agree that this Contract may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

     10. This Contract shall be binding upon and inure to the benefit of the Seller and Purchaser and their respective successors and assigns.

     11. This Contract shall be governed by, construed, and interpreted, and the rights of the parties determined in accordance with, the laws of the Commonwealth of Massachusetts.


PURCHASER:                         SELLER:
Tanisys Operations, LP, a Texas    BOSTON FINANCIAL & EQUITY CORPORATION
Limited Partnership                By: /s/ Adolf F. Monosson
                                      ---------------------------------
                                   Name:     Adolf F. Monosson
                                   ------------------------------------
                                   Title:    President
                                   ------------------------------------

By:  Tanisys Acquisition GP, Inc.,
a Texas Corporation, as general partner
By:    /s/Robert Cooper
       ---------------------------
Name:     Robert Cooper
       ---------------------------
Title:    President
       ---------------------------

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